Exhibit 99.1

Neonode Reports Second Quarter Ended June 30, 2017 Financial Results

STOCKHOLM, SWEDEN – AUGUST 9, 2017 – Neonode Inc. (NASDAQ: NEON), the optical interactive sensing technology company, today reported financial results for the three and six months ended June 30, 2017.

Net revenue for the second quarter of 2017 was $2.3 million compared to $2.6 million for the same quarter last year. Net loss for the second quarter of 2017 was $1.0 million or $0.02 per share compared to net loss of $1.3 million or $0.03 per share last year.

“To capitalize on our investments in our most valuable assets; the zForce technology, IP, production processes and our strong client relationships, we are now manufacturing and selling multichip sensor modules to our customers. By selling modules along with our licensing business we have positioned our company to move up in the value chain, addressing a larger diverse market and expanding our customer base which we believe will generate substantially higher revenues”, said Thomas Eriksson, CEO.

“Today we are very happy to announce the closing of a private placing in Neonode, by Swedish technology investors. This is a vote of confidence in our strategy to grow the business and substantially improves our financial position, allowing us to pursue our strategy”, concluded Mr. Eriksson.

Second Quarter 2017 Business Metrics

●	Revenue from licensing was approximately $2 million or 84 percent of total revenues.

●	Revenue from NRE projects was approximately $0.15 million or 7 percent of total revenues.

●	Revenue from AirBar (B2C) was approximately $0.2 million or 9 percent of total revenues.

Conference Call Information

The Company will host a conference call Wednesday August 9, 2017 at 10AM Eastern Daylight Time (EDT)/4PM Central European Time (CET) featuring remarks by, and Q&A with, Thomas Eriksson, CEO, Lars Lindqvist, CFO and David Brunton, Head of Investor Relations.

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic) or +1 (678) 607-2005 (international). To access the call all participants must use the following Conference ID: #64327422. Please make sure to call at least five minutes before the scheduled start time.

To register for the call, and listen online, please click:

http://event.on24.com/wcc/r/1478866-1/A1FAA99A8C9D9A2B213C5C2CA55B2064

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call's completion – 8/9/2017 (13:00PM EDT) to 9/9/2017 (23:59PM EDT). To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID #64327422.

About Neonode

Neonode Inc. (NASDAQ:NEON) develops and licenses optical interactive sensing technologies. Neonode’s patented optical interactive sensing technology is developed for a wide range of devices like automotive systems, printers, PC devices, monitors, mobile phones, tablets and e-readers. NEONODE and the NEONODE Logo are trademarks of Neonode Inc. registered in the United States and other countries. AIRBAR is a trademark of Neonode Inc. All other trademarks are the property of their respective owners.

For more information please visit www.neonode.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s Annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

Copyright Neonode Inc. 2017. All rights reserved. Neonode is a registered trademark of Neonode Inc.

For more information, please contact:

Investor Relations:

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

E-mail: lars.lindqvist@neonode.com

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NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2017	2016
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$1,408	$3,476
Accounts receivable, net	1,230	1,548
Projects in process	182	-
Inventory	2,128	696
Prepaid expenses and other current assets	2,124	1,949
Total current assets	7,072	7,669

Investment in joint venture	3	3
Property and equipment, net	3,725	2,031
Total assets	$10,800	$9,703

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,583	$1,286
Accrued payroll and employee benefits	1,190	1,001
Accrued expenses	207	172
Note payable	1,776	-
Deferred revenues	1,374	1,921
Current portion of capital lease obligations	530	228
Total current liabilities	6,660	4,608

Capital lease obligations, net of current portion	1,908	960
Total liabilities	8,568	5,568

Commitments and contingencies

Stockholders’ equity:
Series B Preferred stock, 54,425 shares authorized with par value $0.001 per share; 83 shares issued and outstanding at June 30, 2017 and December 31, 2016. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 per share over the shares of common stock)	-	-
Common stock, 70,000,000 shares authorized with par value $0.001 per share; 48,844,503 and 48,844,503 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	49	49
Additional paid-in capital	183,706	183,667
Accumulated other comprehensive loss	(49)	(171)
Accumulated deficit	(180,911)	(179,040)
Total Neonode Inc. stockholders’ equity	2,795	4,505
Noncontrolling interests	(563)	(370)
Total stockholders’ equity	2,232	4,135
Total liabilities and stockholders’ equity	$10,800	$9,703

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenues:
License fees	$1,965	$2,012	$4,086	$4,480
Sensor module	213	-	423	-
Non-recurring engineering	151	562	152	1,226
Total revenues	2,329	2,574	4,661	5,706
Cost of revenues:
Sensor module	258	-	359	-
Non-recurring engineering	133	385	137	980
Total cost of revenues	391	385	496	980

Total gross margin	1,938	2,189	4,165	4,726

Operating expenses:
Research and development	1,300	1,771	2,615	3,720
Sales and marketing	713	669	1,415	1,485
General and administrative	1,123	1,040	2,211	2,100

Total operating expenses	3,136	3,480	6,241	7,305
Operating loss	(1,198)	(1,291)	(2,076)	(2,579)

Other expense:
Interest expense	18	12	35	15
Other expense, net	-	1	-	42
Total other expense	18	13	35	57

Loss before provision for income taxes	(1,216)	(1,304)	(2,111)	(2,636)

(Benefits from) provision for income taxes	(121)	112	(47)	179
Net loss including noncontrolling interests	(1,095)	(1,416)	(2,064)	(2,815)
Less: Net loss attributable to noncontrolling interests	97	85	193	117
Net loss attributable to Neonode Inc.	$(998)	$(1,331)	$(1,871)	$(2,698)

Loss per common share:
Basic and diluted loss per share	$(0.02)	$(0.03)	$(0.04)	$(0.06)
Basic and diluted – weighted average number of common shares outstanding	48,845	43,817	48,845	43,814

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Net loss	$(1,095)	$(1,416)	$(2,064)	$(2,815)
Other comprehensive income (loss):
Foreign currency translation adjustments	115	(31)	122	(66)
Comprehensive loss	(980)	(1,447)	(1,942)	(2,881)
Less: Comprehensive loss attributable to noncontrolling interests	97	85	193	117
Comprehensive loss attributable to Neonode Inc.	$(883)	$(1,362)	$(1,749)	$(2,764)

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(2,064)	$(2,815)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	39	170
Loss on disposal of property and equipment	-	42
Depreciation and amortization	400	128

Changes in operating assets and liabilities:
Accounts receivable	339	346
Projects in process	(182)	119
Inventory	(1,323)	(22)
Prepaid expenses and other current assets	(38)	(630)
Accounts payable and accrued expenses	344	(180)
Deferred revenues	(548)	767
Net cash used in operating activities	(3,033)	(2,075)

Cash flows from investing activities:
Purchase of property and equipment	(605)	(266)
Investment in joint venture	-	(3)
Net cash used in investing activities	(605)	(269)

Cash flows from financing activities:
Proceeds from note payable	1,713	-
Principal payments on capital lease obligations	(160)	(49)
Net cash provided by (used in) financing activities	1,553	(49)

Effect of exchange rate changes on cash	17	(56)

Net decrease in cash	(2,068)	(2,449)
Cash at beginning of period	3,476	3,082
Cash at end of period	$1,408	$633

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$10	$179
Cash paid for interest	$30	$15

Supplemental disclosure of non-cash investing and financing activities
Purchase of equipment with capital lease obligations	$1,268	$90

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